Exhibit 10.14

EXPRESS SCRIPTS, INC.

2011 LONG-TERM INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Notice is hereby given of the following option grant (the “Option”) to purchase shares of common stock, $0.01 par value per share, of Express Scripts Holding Company (the “Company”) pursuant to the following terms and conditions:

• Optionee:

• Grant Date:

• Exercise Price Per Share:	$

• Number of Option Shares:

• Term/Expiration Date of Option:

• Type of Option:	Incentive Stock Option
Non-qualified Stock Option

• Vesting Schedule: The shares of common stock granted pursuant to the Option shall be vested and become exercisable in accordance with the following vesting schedule:

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•      Other Provisions: The Option is granted subject to, and in accordance with, the terms of the Stock Option Agreement (the “Option Agreement”) attached hereto as Exhibit A, including Schedule 1 thereto, and the Express Scripts, Inc. 2011 Long-Term Incentive Plan (the “Plan”) attached hereto as Exhibit B.

This Option is granted under, and governed by, the terms and conditions of this Grant Notice, the Plan and the Option Agreement.

EXPRESS SCRIPTS HOLDING COMPANY

By:

Attachments:

Exhibit A— Stock Option Agreement

Exhibit B—Express Scripts, Inc. 2011 Long-Term Incentive Plan

EXHIBIT A

EXPRESS SCRIPTS, INC.

2011 LONG-TERM INCENTIVE PLAN

STOCK OPTION AGREEMENT

Express Scripts Holding Company, a Delaware corporation (“Company”), has granted you (“Optionee”) an option to purchase shares of common stock of the Company, $0.01 par value per share (“Common Stock”), pursuant to the terms and conditions set forth in your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement (“Option Agreement”).

The Option is granted pursuant to the Express Scripts, Inc. 2011 Long-Term Incentive Plan, as amended from time to time (the “Plan”), pursuant to which options, and other awards, may be granted to key employees of the Company or an Affiliate. Except as otherwise specifically set forth herein, all capitalized terms utilized herein (including on Schedule 1 hereto) shall have the respective meanings ascribed to them in the Plan

The details of your Option are as follows:

1. Grant of Option. Pursuant to an action of the Board and/or the Committee, the Company hereby grants to Optionee an option to purchase shares of Common Stock (the “Option”), subject to the terms and conditions described herein. The number of shares of Common Stock subject to your Option and the Exercise Price Per Share are set forth in the Grant Notice. If designated in the Grant Notice as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d), it shall nevertheless be treated as a Non-Qualified Stock Option.

2. Term, Vesting and Forfeiture.

(a) Term. This Option may be exercised only within the Term set forth in the Grant Notice, and may be exercised during such Term only in accordance with the Plan and the terms of this Option Agreement.

(b) Time Vesting. The Option shall vest in one or more installments in accordance with the Vesting Schedule set forth on the Grant Notice, with the vesting of each installment subject to the Optionee’s continued employment with the Company through the applicable vesting date, subject to the terms hereof and, where applicable, the terms of an Applicable Employment Agreement (as defined below), if any.

(c) Accelerated Vesting. Any Option, or portion thereof, which has not yet vested under subparagraph (b) above shall, upon the occurrence of a Change in Control or the termination of the Optionee’s employment with the Company, vest or be forfeited in accordance with the provisions of the Plan, and the terms of this Agreement (including Schedule 1 hereto), and, where applicable, the terms of an Applicable Employment Agreement.

(d) Forfeiture of Option. If Optionee’s employment with the Company terminates for any reason, Optionee shall forfeit all rights with respect to any portion of the Option that has not yet vested as of the effective date of the termination, except to the extent such Award vests upon such termination under Paragraph 2(c).

3. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its Term in accordance with the Vesting Schedule set forth in the Grant Notice and the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option is exercisable pursuant to the procedures for exercise provided from time to time by the Company and/or by a third-party vendor selected by the Company. The Option exercise shall require payment of the aggregate exercise price as to all exercised shares. The method of payment of the aggregate exercise price shall be in a form approved by the Company in accordance with Section 7(a)(ii) of the Plan. This Option shall be deemed to be exercised upon receipt and approval by the Company (or the appropriate third party) of all required exercise notices, together with full payment of the exercise price and such additional documents as the Company (or the third-party vendor) may then require. The Company may cause, or authorize its third-party to vendor to cause, the vested portion of this Option to automatically be exercised on the Expiration Date for such Option, to the extent it has not previously been exercised or forfeited.

4. Incorporation of the Plan by Reference; Conflicting Terms. The Option is granted under, and expressly subject to, the terms and provisions of the Plan, which terms and provisions are incorporated herein by reference. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms and provisions of the Plan shall govern.

5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

6. Stockholder Rights. Optionee shall not have any stockholder rights with respect to the shares of Common Stock granted pursuant to this Option until Optionee shall have exercised the Option in accordance with Section 3 hereof.

7. Adjustments Upon Changes in Capitalization or Corporate Acquisitions. Should any change be made to the Common Stock by reason of any Fundamental Change, divestiture, distribution of assets to stockholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off or other relevant change, appropriate adjustments shall be made to (a) the total number and/or class of securities subject to this Option, and (b) the Exercise Price Per Share set forth in the Grant Notice in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary, no shares of Common Stock shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the shares of Common Stock are then listed.

9. Committee Discretion. This Option has been granted pursuant to a determination made by the Board and/or Committee. Notwithstanding anything to the contrary herein, and subject to the limitations of the Plan, the Committee shall have plenary authority to: (a) interpret any provision of this Agreement or the Option; (b) make any determinations necessary or advisable for the administration of this Agreement or the Option; (c) make adjustments as it deems appropriate to the aggregate number and type of securities available under this Agreement to appropriately adjust for, and give effect to, any

Fundamental Change, divestiture, distribution of assets to stockholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off or other relevant change; and (d) otherwise modify or amend any provision hereof, or otherwise with respect to the Option, in any manner that does not materially and adversely affect any right granted to Optionee by the express terms hereof, unless required as a matter of law, subject to the limitations stated in the Plan.

10. Clawback Policy. If Optionee is or subsequently becomes a Senior Executive or Chief Accounting Officer of the Company who is subject to the Policy (as hereinafter defined), this Award shall be subject to the Company’s Clawback and Recoupment Policy, or any successor policy, as it may be in effect from time to time, including, without limitation, any changes required to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Policy”), and Optionee specifically acknowledges that such Policy shall apply to previously granted awards and that the Committee shall have discretion regarding application of the Policy to this Award.

11. Tax Withholding. At the time Optionee exercises his or her Option, in whole or in part, the Company shall withhold from Optionee’s compensation any required taxes, including social security and Medicare taxes, and federal, state and local income tax, with respect to the income arising from the exercise of the Option under this Agreement. The Company shall have the right to require the payment of any such taxes before delivering any shares of Common Stock upon the exercise of the Option, or any portion thereof. Optionee may elect to have any such withholding obligations satisfied by: (i) delivering cash; (ii) delivering part or all of the withholding payment in previously owned shares of Common Stock; and/or (iii) irrevocably directing the Company to reduce the number of shares that would otherwise be issued to Optionee upon the exercise of the Option that number of whole shares of Common Stock having a fair market value, determined by the Company, in its sole discretion, equal to the amount of tax required to be withheld, but not to exceed the Company’s required minimum statutory withholding. If the Option is an Incentive Stock Option, Optionee must immediately notify the Company in writing in the event Common Stock received pursuant to the Option is sold on or before the later of (a) two years after the Grant Date (as set forth in the Grant Notice), or (b) one year after the exercise date of the Option.

12. Electronic Delivery. The Company may choose to deliver certain statutory or regulatory materials relating to the Plan in electronic form, including without limitation securities law disclosure materials. Without limiting the foregoing, by accepting this Option, Optionee hereby agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Optionee in an electronic format. If at any time Optionee would prefer to receive paper copies of any document delivered in electronic form, the Company will provide such paper copies upon written request to the Investor Relations department of the Company.

13. No Right to Continued Employment. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment of Optionee at any time for any reason.

14. Entire Agreement. This Agreement, including Schedule 1 hereto, and the Plan contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations between the parties except to the extent that the vesting and/or forfeiture of this Option is specifically addressed by any employment agreement between the Company and Optionee (an “Applicable Employment Agreement”), in which instance the relevant terms of such Applicable Employment Agreement shall be incorporated herein and deemed to be a part of this Agreement, and, in the event of any conflict between the terms of this Agreement regarding the vesting or forfeiture of the Option, and the terms of an Applicable Employment Agreement (if any), the terms and provisions of the Applicable Employment Agreement shall govern. In addition, any references in any such Applicable Employment Agreement to the Express Scripts, Inc. 2000 Long-Term Incentive Plan shall also be deemed to refer to the Plan as appropriate.

15. Governing Law. To the extent federal law does not otherwise control, this Agreement shall be governed by the laws of Delaware, without giving effect to principles of conflicts of laws.

SCHEDULE 1 TO EXHIBIT A

TERMINATION AND CHANGE IN CONTROL PROVISIONS UNDER THE

EXPRESS SCRIPTS, INC.

2011 LONG-TERM INCENTIVE PLAN

STOCK OPTION AGREEMENT

I.	Termination of Employment

(A) Generally. Except as specifically set forth herein, or in an Applicable Employment Agreement, any portion of the Option that has not vested as of the date of the termination of Optionee’s employment by the Company or any Affiliate shall terminate as of such date, and the unvested portion of the Option shall be forfeited to the Company without payment therefor.

(B) Death. If Optionee’s employment terminates because of his or her death, then the Option, to the extent it has not expired or been terminated, shall vest and become exercisable in full, and may be exercised by the Optionee’s Successor at any time, or from time to time, within one year after the date of Optionee’s death.

(C) Disability. If Optionee’s employment terminates because of Disability, then the Option, to the extent it has not expired or been terminated, shall vest and become exercisable in full, and Optionee or Optionee’s Successor may exercise such Option at any time, or from time to time, within one year after the date of Optionee’s Disability.

(D) Retirement. If Optionee’s employment terminates because of Retirement, the Option, to the extent it has not expired or been terminated, shall vest and become exercisable in full, and Optionee may exercise such Option at any time, or from time to time, within one year after the date of Retirement.

(E) Termination for Cause. Upon termination of Optionee’s employment by the Company for Cause, the Option, to the extent not previously exercised, shall immediately terminate.

(F) Reasons other than Death, Disability, Retirement or Termination for Cause. If Optionee’s employment terminates for any reason other than death, Disability, Retirement or by the Company for Cause, then the Option, if it is a Non-Qualified Stock Option, to the extent it has not expired or been terminated, shall remain exercisable for one year after termination of Optionee’s employment (and if the Option is an Incentive Stock Option, to the extent it has not expired or been terminated, the Option shall remain exercisable for three months after termination of Optionee’s employment), but only to the extent that such Option was exercisable immediately prior to Optionee’s termination of employment.

(G) Expiration of Term. Any portion of the Option that remains unexercisable upon termination of employment (after taking into account the foregoing paragraphs (A)-(F) and/or the provisions of any Applicable Employment Agreement) shall terminate immediately upon such termination of employment. Any portion of the Option that is, or becomes, exercisable upon termination of employment which is not exercised within the applicable period set forth in the foregoing paragraphs (A)-(F) (or pursuant to an Applicable Employment Agreement ) shall terminate as of the end of the applicable period described in such paragraphs (or pursuant to an Applicable Employment Agreement); provided, however, that the Company may cause, or authorize its third-party to vendor to cause, any remaining vested portion of the Option to automatically be exercised on the last date of the applicable period, to the extent it has not previously been exercised or forfeited. Notwithstanding the foregoing, or any other provision of the Plan, the Stock Option Agreement, the Grant Notice, this Schedule 1, or an Applicable Employment Agreement to the contrary, in no event shall the Option be exercisable after expiration of the Term.

II.	Change in Control

(A) Acceleration of Vesting Upon Change in Control After Which No Public Market for Company or Exchange Stock Exists

(i) Acceleration of Vesting. Upon the occurrence of a Change in Control after which there will be no generally recognized U.S. public market for the Company’s Common Stock or any common stock for which the Company’s Common Stock is exchanged, the Option, to the extent it has not expired or been terminated, shall, to the extent not yet exercisable, vest and become exercisable in full.

(ii) Company Payment. Upon the occurrence of a Change in Control transaction after which there will be no generally recognized U.S. public market for the Company’s Common Stock or any common stock for which the Company’s Common Stock is exchanged, on the Change in Control Date the Option shall be automatically cancelled without further action by the Company or the Optionee,, and the Company shall provide payment in connection with such cancellation at a per share price equal to the excess (if any) of the Change in Control Price (as defined below) over the exercise price of the Option. The Change in Control Price shall mean the value, expressed in dollars, as of the date of receipt of the per share consideration received by the Company’s stockholders whose stock is acquired in a transaction constituting a Change in Control. In case such all or part of such consideration shall be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Incumbent Board, or if there shall be none, by a majority of the Board of Directors based on a written opinion by a nationally recognized investment banking firm, whose determination shall be described in a statement furnished to Participants.

(B) Acceleration of Vesting Upon Other Change in Control Transactions. Upon the occurrence of a Change in Control after which there remains a generally recognized U.S. public market for the Company’s Common Stock or for any common stock for which the Company’s Common Stock is exchanged, the Option, to the extent it has not expired or been terminated, shall vest and become exercisable in full and shall remain exercisable for the remainder of the Term.

(C) Options Not Assumed. Notwithstanding anything herein to the contrary, the Committee may provide for such other treatment of the Option as the Committee may determine in its sole discretion with respect to the Option if it is not assumed or is cancelled in connection with a Change in Control.